EXHIBIT (4)(b)(1)

ADDITIONAL BENEFITS SPECIFICATIONS

GUARANTEED LIVING WITHDRAWAL BENEFIT RIDER:

Covered Person:	[John Doe]

Joint Covered Person:	[Jane Doe]

Effective Date:	[Issue Date]

Bonus Period:	[] Contract Years

Bonus Rate:	[]%

GLWB Purchase Payment Period:	[] Contract Years

Rider Fee Rate:	[]%

The above-listed Rider Fee Rate is guaranteed for the life of the Rider unless you elect a Step-Up as described in the Rider. The Rider Fee Rate will never exceed the Maximum Rider Fee Rate indicated below.

Maximum Rider Fee Rate:        [.]%

Maximum Withdrawal Benefit Base:     [$]

Maximum Lifetime Withdrawal Percentages:

Attained Age of Covered                    Benefit Percentage

or Joint Covered Person                Single Life      Joint Life

[55 – 59]	[]%	[]%
[60 – 64]	[]%	[]%
[65 – 74]	[]%	[4]%
[75 – 79]	[]%	[]%
[80 – 84]	[]%	[]%

[85+]	[]%	[]%

Designated Investment Option Categories:

Except as described in the Rider, while the Rider is in effect, your Purchase Payments and Contract Value must be allocated in compliance with the minimum and maximum percentages shown for each category:

[Category [1] minimum aggregate allocation to Category [1] Subaccounts	[]%

maximum aggregate allocation to Category [1] Subaccounts	[]%]

[Category [2] minimum aggregate allocation to Category [2] Subaccounts	[]%

maximum aggregate allocation to Category [2] Subaccounts	[]%]

ICC18-VATRAD-ABPGLWB-01	[3-A]

EXHIBIT (4)(b)(1)

[Category [3] minimum aggregate allocation to Category [3] Subaccounts	[]%

maximum aggregate allocation to Category [3] Subaccounts	[]%]

[Category [4] minimum aggregate allocation to Category [4] Subaccounts	[]%

maximum aggregate allocation to Category [4] Subaccounts	– [%]

[Category [5] minimum aggregate allocation to Category [4] Subaccounts	[]%

maximum aggregate allocation to Category [4] Subaccounts	– []%]

[Category [6] minimum aggregate allocation to Category [4] Subaccounts	[]%

maximum aggregate allocation to Category [4] Subaccounts	– []%]

Notwithstanding the above, your Purchase Payments may be allocated to a Dollar Cost Averaging (“DCA”) Account, if available, and then transferred in accordance with the Designated Investment Option restrictions described above.

Designated Investment Option Subaccount Listing:

[Category [1]

[]]

[Category [2]

[]]

[Category [3]

[]]

[Category [4]

[]]

[Category [5]

ICC18-VATRAD-ABPGLWB-01	[3-B]

EXHIBIT (4)(b)(1)

[ ]]

[Category [6]

[ ]]

ICC18-VATRAD-ABPGLWB-01	[3-C]